                                                                   Exhibit 10.1

        AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT AND
        ----------------------------------------------------------------
                               SECURITY AGREEMENT
                               ------------------

         THIS AMENDED AND RESTATED REVOLVING LINE OF CREDIT LOAN AGREEMENT AND SECURITY AGREEMENT ("Agreement") is made as of August ___, 2001, by and between INTEGRAL SYSTEMS, INC., having an address at 5000 Philadelphia Way, Suite A, Lanham, Maryland 20706, SAT CORPORATION, INC., having an address at 1151 Sonora Court, Sunnyvale, California 94086 and BANK OF AMERICA, N.A.

                                    RECITALS
                                    --------

         A. The Borrower (defined below) and the Lender (defined below) entered into that certain Revolving Line of Credit Loan Agreement and Security Agreement dated December 9, 1999 (the "Loan Agreement"), agreeing to the terms as set forth therein for a Revolving Loan facility (as defined therein) in the maximum principal amount of Nine Million and No/100 Dollars ($9,000,000.00) and a Guidance Line of Credit facility (as defined therein) in the maximum principal amount of Six Million and No/100 Dollars ($6,000,000.00).

         B. The parties desire to amend and restate the Loan Agreement to increase the loan amounts under the Revolving Loan Facility to Ten Million and No/100 Dollars ($10,000,000.00), to increase the sub-limit for the issuance of letters of credit under the Revolving Loan Facility to Ten Million and No/100 Dollars ($10,000,000.00), to terminate the Guidance Line of Credit Facility and to modify certain covenants and other terms and conditions as set forth herein.

                                   AGREEMENTS
                                   ----------
         ARTICLE 1.  DEFINITIONS.
         -----------------------

         1.1      Defined Terms.  Certain capitalized terms not otherwise
                  -------------
defined herein are used in this Agreement with the following meanings, unless the context otherwise requires:

         "Account" means collectively and includes any of the following, whether
          -------
now owned or hereafter acquired by the Borrower: all present and future rights to payments for goods or other property sold, assigned, leased or otherwise disposed of, or for services rendered, whether or not earned by performance; all present and future rights to payments arising out of the licensing of computer hardware or software and systems; all accounts, contract rights, chattel paper, instruments and documents; proceeds of any letter of credit of which the Borrower is a beneficiary; all forms of obligations whatsoever owed to the Borrower, together with all instruments and documents of title representing any of the foregoing; all rights in any returned or repossessed goods; all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit; together with all property included within the definitions of "accounts", and "documents" as presently or hereafter defined in the UCC.

         "Advance" means an advance of funds under the Revolving Loan.
          -------

         "Affiliate" means, with respect to any specified Person, any other
          ---------
Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract, or otherwise.

         "Agreement" means this Amended and Restated Revolving Line of Credit
          ---------
Loan Agreement and Security Agreement as the same may be amended, modified or supplemented from time to time.

         "Assignment" means a direct assignment of Payments under a Government
          ----------
Contract pursuant to and in compliance with the Assignment of Claims Act. Lender reserves the right to require a direct assignment of Payments under all Government Contracts pursuant to and in compliance with the Assignment of Claims Act.

         "Assignment of Claims Act" means Title 31, United States Code
          ------------------------
[sec]. 3727, and Title 41, United States Code [sec]. 15, as revised or amended, and any rules or regulations issued pursuant thereto, and also shall be deemed to include any other laws, rules or regulations governing the assignment of payments under Government Contracts or claims against a Government.

         "Borrower"  means Integral Systems, Inc., SAT Corporation, Inc.
          --------
and any other person or entity that becomes a co-maker of the Revolving Note (hereinafter defined).

         "Borrowing Date" means the date on which an Advance is made.
          --------------

         "Business Day(s)" means any day that is not a Saturday, Sunday or
          ---------------
banking holiday in the Commonwealth of Virginia.

         "Capital Lease" means any lease which has been or should be capitalized
          -------------
on the books of the lessee in accordance with GAAP.

         "Chattel Paper" means collectively and includes all of the following,
          -------------
whether now owned or hereafter acquired by the Borrower: any writing or writings, or record or records that evidence both a monetary obligation and any one or more of the following: a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods, together with all other such items which are included within the definition of "chattel paper" as presently or hereafter defined in the UCC.

         "Closing Date" means February _____, 2002.
          ------------

         "Code" means the Internal Revenue Code of the United States, as
          ----
amended.

Amended and Restated Loan Agreement Draft #4                                  2

         "Collateral" means all of the following kinds of property now owned or
          ----------
hereafter acquired by the Borrower:

               1.      all Accounts;

               2. all payments or rights to payment due or to become due under any Government Contract to which the Borrower is a party;

               3. all Deposit Accounts and other obligations or indebtedness owed to Borrower from whatever source arising, by Lender or Lender's affiliates;

               4.      all rights to receive any payment in money or in kind;

               5.      all Chattel Paper;

               6.      all inventory;

               7.      all equipment;

               8.      all General Intangibles;

               9. all books and records (including all records contained on any magnetic device or other type of computer recording device), and computer software and systems;

               10.     all policies of insurance and the proceeds thereof;

               11. all additions and accessions to and replacements of the collateral described above; and

               12. all products and proceeds of all of the collateral described above.

         "Customer" means any governmental entity (federal, state, county,
          --------
municipal or otherwise) or business entity (corporation, association, partnership, limited liability company or partnership, sole proprietorship or otherwise) or individual(s) to which Borrower provides goods or services for compensation; however, certain individual agencies of the United States Government and certain branches of certain major corporations, as determined by the Lender in its sole discretion, shall be treated as Customers in their own right, separate and distinct from other such agencies or branches and from the United States Government or the corporation of which they are a part.

         "Deposit Account" means collectively and includes all of the following,
          ---------------
whether now owned or hereafter acquired by the Borrower: a demand, time, savings, passbook, or similar account maintained with a bank, together with all other such items which are included within the definition of "deposit account" as presently or hereafter defined in the UCC.

Amended and Restated Loan Agreement Draft #4                                  3

         "Debt" means (a) indebtedness or liability for borrowed money, or for
          ----
the deferred purchase price of property or services; (b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (e) obligations secured by any lien or Encumbrance on property owned by the Borrower.

         "EBIT" means the Borrower's earnings before interest and taxes.
          ----
         "EBITDA" means the Borrower's earnings before interest, taxes,
          ------
depreciation and amortization.

         "Encumbrance" means any mortgage, pledge, deed of trust, assignment,
          -----------
security interest, hypothecation, lien or charge of any kind (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Environmental Laws" mean all laws relating to Hazardous Wastes, Toxic
          ------------------
Substances or materials that might be emitted, released or discharged into the environment or other laws or regulations protecting the environment.

         "Ending Date" means February 29, 2004.
          -----------
         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity, whether or not incorporated, which
          ---------------
is under common control with the Borrower or any of its subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower or any of its subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

         "Event of Default" means any one of the events specified as an "Event
          ----------------
of Default" under this Agreement.

         "GAAP" means Generally Accepted Accounting Principles.
          ----

         "General Intangibles" means collectively and includes all of the
          -------------------
following, whether now owned or hereafter acquired by the Borrower: choses in action, causes of action and all other intangible property of every kind and nature, including, without limitation, all present and future rights to payments arising out of the licensing of computer hardware and software and systems, all payment intangibles, any software or computer program and any supporting information provided in connection with a transaction relating to the program, corporate or other business

Amended and Restated Loan Agreement Draft #4                                  4
records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification, together with all property which is included within the definition of "general intangibles" as as presently or hereafter defined in the UCC.

         "Governance Documents" means the Borrower's Articles or Certificate of
          --------------------
Incorporation and Bylaws or other documents or agreements affecting the Borrower's corporate governance.

         "Government" means the government for the United States of America or
          ----------
the departments or agencies of the United States, but does not include the government of any state or the District of Columbia or any departments or agencies of any state or of the District of Columbia.

         "Government Accounts" means all Accounts arising out of any Government
          -------------------
Contract.

         "Government Contracts" means all contracts with a Government, including
          --------------------
all renewals, extensions, modifications, change orders and amendments thereof and thereto.

         "Guaranty" means the Unconditional Guaranty or Unconditional Guarantees
          --------
executed by Guarantors, if any.

         "Hazardous Wastes" mean all waste materials subject to regulation under
          ----------------
the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. [sec].[sec]. 9601 et seq., the Resource Conservation and Recovery Act,
42 U.S.C. [sec].[sec]. 6901 et seq., or applicable state law and any other applicable federal, state or local laws and their regulations now in force or hereafter enacted relating to hazardous wastes.

         "Intellectual Property" shall mean all patents, licenses, trade names,
          ---------------------
trademarks, copyrights, inventions, service marks, trademark registrations, service mark registrations and copyright registrations, whether domestic or foreign and applications for any of the foregoing, and all proprietary technology, know-how, trade secrets or other intellectual property rights owned or used by the Borrower or any subsidiary in the operation of their respective businesses.

         "Item" means any "item" as defined in Section 4-104 of the Uniform
          ----
Commercial Code, to include, without exclusion or limitation, checks, drafts, money orders or other media by which Payment may be made.

         "Lender" means Bank of America, N.A. and its successors and assigns.
          ------

         "Loan" shall mean the Revolving Loan.
          ----
         "Loan Documents" mean this Agreement, the Revolving Note, the Guaranty,
          --------------
or any other document executed by the Borrower or any other Person evidencing, securing, guaranteeing or relating to either the Revolving Loan.

Amended and Restated Loan Agreement Draft #4                                  5

         "LOC Obligations" means, at any time, the sum of (i) the maximum amount
          ---------------
which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit; plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Lender but not reimbursed.

         "Maximum Revolving Commitment Amount" means Ten Million and No/100
          -----------------------------------
Dollars ($10,000,000.00), or such lesser amount that Borrower may request as hereinafter provided.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as
          ------------------
defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan which the Borrower or any of its
          ----------------------
subsidiaries or any ERISA Affiliate and at least one employer other than the Borrower or any of its subsidiaries or any ERISA Affiliate are contributing sponsors.

         "Operating Account" means a demand deposit account to be established by
          -----------------
the Borrower with the Lender for the Borrower's use in connection with its business operations and with the Revolving Loan.

         "Payment" or "Payments" means any check, draft, cash or any other
          -------      --------
remittance or credit in payment or on account of any or all of the Accounts applied pursuant to the Loan Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation established
          ----
pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

         "Person" means any individual, partnership, association, trust,
          ------
corporation, limited liability company or partnership, or other entity.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of
          ----
ERISA) which is covered by ERISA and with respect to which the Borrower or any of its subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Reportable Event" means a "reportable event" as defined in Section
          ----------------
4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

         "Revolving Loan" means the Revolving Loan facility made available by
          --------------
Lender to Borrower in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00), evidenced by the Revolving Note.

         "Revolving Note" means the Borrower's promissory note, of even date, in
          --------------
the amount of Ten Million and No/100 Dollars ($10,000,000.00), payable to the order of the Lender, and evidencing Borrower's obligation to repay the Revolving Loan.

Amended and Restated Loan Agreement Draft #4                                  6

         "Single Employer Plan" means any Plan which is covered by Title IV of
          --------------------
ERISA, but which is not a Multiemployer Plan.

         "Termination Event" means (i) with respect to any Plan, the occurrence
          -----------------
of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of the Borrower or any of its subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
(iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of the Borrower or any of its subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

         "Toxic Substances" mean any materials which have been shown to have
          ----------------
significant adverse effects on human health or which are subject to regulation under the Toxic Substances Control Act, 15 U.S.C. [sec].[sec]. 2601 et seq., applicable state law, or any other applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances. "Toxic Substances" includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products, and lead-based paints.

         1.2      Accounting Terms.  Accounting terms used in this Agreement
                  ----------------
but not defined in this Agreement shall have the meanings given to them under GAAP.

         1.3      Use of Defined Terms. All terms defined in this Agreement
                  --------------------
shall have the same defined meanings when used in any certificate, report or other document made or delivered in connection with this Agreement, unless otherwise set forth therein.

         1.4      UCC Terms. Terms that incorporate definitions provided in the
                  ---------
Uniform Commercial Code ("UCC") of a particular state have the meanings ascribed to them in the Uniform Commercial Code as adopted in that state. Terms not otherwise defined herein and not incorporating a definition under the Uniform Commercial Code of any particular state, but which are defined in the Uniform Commercial Code as adopted by the Commonwealth of Virginia, shall have the meanings ascribed to them under the Uniform Commercial Code as adopted by the Commonwealth of Virginia.

         ARTICLE 2.  LOAN.
         ----------------

         2.1      Revolving Line of Credit. The Lender agrees to extend the
                  ------------------------
Revolving Loan to Borrower, subject to the terms and conditions of this Agreement. Until the Ending Date, Borrower may borrow, repay and reborrow Advances in accordance with this Agreement.

                           a.       Amount of Credit.  The maximum outstanding
                                    ----------------
aggregate principal amount of all Advances under the Revolving Loan shall not at any time exceed the Maximum Revolving Commitment Amount.

Amended and Restated Loan Agreement Draft #4                                  7

                           b.       Procedure for Advances. Borrower may request
                                    ----------------------
Advances by telephone through its designated employee or employees as hereinafter provided. Each Advance request must be for more than Twenty-five Thousand and No/100 Dollars ($25,000.00) and received by Lender not later than 1:00 p.m. (Eastern Standard time) on the date the Advance is to be made and must specify the amount of the Advance. Lender shall deposit the Advance into Borrower's Operating Account with Lender if Borrower is entitled to the Advance subject to the terms and conditions of this Agreement.

                           c.       Repayment of Revolving Loan. Borrower
                                    ---------------------------
promises to repay the Revolving Loan, with interest, at the time and in the manner and in accordance with the terms provided in the Revolving Note. Borrower authorizes Lender to effect payment of sums due under the Revolving Note by means of debiting Borrower's Operating Account. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in Borrower's Operating Account to make such payment in full on the due date thereof, or if Lender fails to debit Borrower's Operating Account.

                           d.       Letter of Credit Subfacility.  Lender shall
                                    -----------------------------
issue Letters of Credit for the account of the Borrower from time to time upon request from the Closing Date until the Ending Date, subject to the following terms and conditions:

                                    (1)      the aggregate amount of LOC
         Obligations shall at no time exceed Ten Million and 00/100 Dollars ($10,000,000.00);

                                    (2)      any request for a Letter of Credit
         to be issued must be delivered and received by Lender not later than five (5) business days prior to the date that Borrower wishes to have the Letter of Credit issued;

                                    (3)      no Letter of Credit shall have an
         original expiration date more than one year from the date of issuance or extending beyond the Ending Date;

                                    (4)      the form of each Letter of
         Credit must be satisfactory to the Lender, in its sole judgment. At Lender's option, Letters of Credit shall be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP");

                                    (5)      issuance of the Letter of Credit
         shall not cause the sum of: (i) LOC Obligations; plus (ii) the principal amount outstanding under the Revolving Note to exceed the Maximum Revolving Commitment Amount;

                                    (6)      Lender shall not be required to
         issue any Letter of Credit if any circumstance exists that would entitle Lender not to honor a request for an Advance under the Revolving Loan;

                                    (7)      Lender shall promptly notify the
         Borrower of any drawing under any Letter of Credit, and the Borrower shall immediately reimburse Lender for the

Amended and Restated Loan Agreement Draft #4                                  8
         amount of the drawing. The Borrower's obligation to reimburse the Lender for any drawing under a Letter of Credit shall be absolute and unconditional, irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Lender, the beneficiary of the Letter of Credit or any other Person;

                                    (8)      Unless the Borrower makes
         reimbursement from another source on the day of the drawing under any Letter of Credit, the Borrower shall be deemed to have requested an Advance under the Revolving Loan in the amount of the drawing, and
         (i) Lender, at its option, may make such an Advance and apply the proceeds of the Advance to satisfy the Borrower's obligation to reimburse Lender for the amount drawn on the Letter of Credit; and
         (ii) the Advance shall be repayable, with interest, in accordance with the terms and conditions of the Revolving Note; and

                                    (9)      no Event of Default has occurred
         and remains uncured, and no event has occurred or circumstance exists which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

                           e.       Use of Revolving Loan Proceeds.  The
                                    ------------------------------
proceeds of the Revolving Loan shall be used for working capital, for the issuance of letters of credit, to finance the performance of contracts, including Government Contracts, and for general corporate purposes.

                           f.       Revolving Loan Fees.  Borrower promises
                                    --------------------
to pay Lender the following fees in consideration of entering into this Agreement. These fees are in addition to interest payable under the Revolving
Note:

                                    (1)      an annual commitment fee of 15
         basis points (.15%), payable in equal quarterly installments over the term of the Revolving Loan based on the Maximum Revolving Commitment Amount, with the first payment payable on the Closing Date.

                                    (2)      a unused fee per annum of 20
         basis points (.20%)based on the unused portion of the Maximum Revolving Commitment Amount and payable quarterly, in arrears, commencing on the first day following the end of the first fiscal quarter of Borrower after the date of this Agreement. The unused fee shall be determined by applying a per-diem rate of interest based on the interest rate set forth herein, calculated on the basis of a 360 day year, to the actual number of days that the portion of the Maximum Revolving Commitment Amount is unused.

                                    (3)      a fee for any draw on a letter of
         credit honored by Lender in an amount of 1.5% of the draw amount.

                                    (4)      The Lender reserves the right to
          perform field examinations at any time, in its sole discretion. Each field examination will be at the Borrower's expense.

Amended and Restated Loan Agreement Draft #4                                  9

         ARTICLE 3.  CONDITIONS PRECEDENT TO LOAN.
         ----------------------------------------

         3.1      Conditions Precedent to Initial Advance.  The obligation of
                  ---------------------------------------
the Lender to make any Advance under the Revolving Loan is subject to the satisfaction (in the sole judgment of the Lender) of the following conditions on or before the Closing Date:

                           a.       Representations and Warranties; Compliance.
                                    ------------------------------------------
All representations and warranties made by Borrower in or in connection with this Agreement or any of the other Loan Documents or otherwise made in writing in connection with this Agreement shall be true and correct on the Closing Date, and the Borrower shall have performed all of the promises or undertakings under this Agreement and satisfied all of the conditions of this Agreement that the Borrower was required to perform or to satisfy as of the Closing Date.

                           b.       Documents Concerning the Borrower.  If
                                    ---------------------------------
requested by Lender, Borrower shall deliver to the Lender copies of all documents requested by the Lender, including a complete, correct and current copy of the Borrower's Articles of Incorporation, certified by the Secretary of State of the Borrower's state of incorporation; a complete, correct and current copy of its Bylaws, certified by Borrower's corporate secretary; a complete, correct and current copy of all resolutions of Borrower's Board of Directors authorizing the execution, delivery and performance of this Agreement and of the other Loan Documents, certified by Borrower's corporate secretary; and appropriate certificates of incumbency for those officers of Borrower executing this Agreement or any of the other Loan Documents, certified by Borrower's corporate secretary and president. In addition, the following documents and materials shall have been delivered to the Lender, and must be satisfactory to the Lender in form and substance:

                                    (1)      All supporting documentation
         with regard to the Borrower and the Revolving Loan as the Lender may require;

                                    (2)      Such additional information,
         instruments, opinions, documents, certificates and reports relating to the Borrower or the Collateral as the Lender may deem necessary;

                                    (3)      Such lien releases or termination
         statements as Lender may deem necessary to remove any Encumbrances on the Collateral; and

                           c.       Executed Notes, Guaranty and Loan
                                    ---------------------------------
Documents.  Borrower shall deliver to the Lender, fully executed: this
---------
Agreement, the Revolving Note, the Guaranty and such other documents, instruments and certificates as the Lender may reasonably require, in form and substance satisfactory to the Lender. All taxes, fees and charges with respect to the preparation, filing and recording of the Loan Documents shall have been paid by Borrower. The Lender shall have received such landlord and mortgagee waivers as it shall request with respect to any landlord or mortgagee which may claim or have an interest in any of the Collateral.

                           d.       Financing Statements.  All Financing
                                    --------------------
Statements deemed necessary by the Lender to perfect its security interest in the Collateral or any other collateral securing the Loan.

Amended and Restated Loan Agreement Draft #4                                 10

                           e.       Operating Account.  The Borrower shall
                                    -----------------
establish the Operating Account with the Lender.

         3.2      Future Advances.  The obligation of the Lender to make any
                  ---------------
Advance under the Revolving Loan subsequent to the Closing Date is further conditional on:

                           a.       the Lender's determination, in its sole
and reasonable judgment, that the conditions precedent to the first Advance are satisfied as of the Borrowing Date for the subsequent Advance;

                           b.       all representations and warranties
contained herein shall be true and correct in all material respects at the date of such disbursement;

                           c.       the Lender's determination, in its sole
discretion, that no material adverse change has occurred in the financial condition of the Borrower from that disclosed in the most recent financial statements furnished to the Lender prior to the Closing Date; and

                           d.       no Event of Default has occurred and
remains uncured, and no event has occurred or circumstance exists which, with the passage of time or the giving of notice or both, would constitute an Event of Default.

         3.3      Lender's Right To Rely On Communications. Borrower shall
                  ----------------------------------------
provide the Lender with written notice designating employees or agents of the Borrower who are authorized to communicate with Lender on the Borrower's behalf regarding Advances and other matters pertaining to this Agreement. Until further notice, Borrower designates Gary Prince and Elaine M. Parfitt, or any one of them, as individuals authorized to communicate with the Lender. The Borrower authorizes the Lender to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of any employee or agent so designated by the Borrower. The Borrower acknowledges that the transmission between the Borrower and the Lender of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures as Borrower deems necessary to protect its interests. The Borrower hereby assumes all risk of loss arising out of: (i) the Lender's acceptance, reliance on, compliance with or observation of any such instructions, requests, confirmations or orders; and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by the Lender's gross negligence or willful misconduct. Borrower agrees to indemnify Lender and to hold Lender harmless for and from all claims, demands, suits, actions, judgments, decrees, losses or damages, including attorneys' fees and expenses, that Lender may incur as a result of the foregoing events or occurrences for which the Borrower has assumed the risk of loss.

         ARTICLE 4.  SECURITY.
         --------------------

         4.1      Grant of Security Interest. As security for (i) the payment of
                  --------------------------
the Loan, and any other extensions of credit, loans, letters of credit or other financial accommodations now or hereafter made by the Lender for the benefit of the Borrower, and (ii) for any other liability or

Amended and Restated Loan Agreement Draft #4                                 11
obligation of Borrower to Lender whether now or hereafter existing, of every kind and description, whether or not evidenced by notes or other instruments, and whether or not such liability or obligations are direct or indirect, fixed or contingent, liquidated or unliquidated, the Borrower hereby assigns, grants and conveys to the Lender a security interest in the Collateral. In addition, except as prohibited by law, Borrower grants to Lender a security interest in all accounts of Borrower with Lender or any of Lender's Affiliates. The Borrower further agrees that the Lender shall have in respect of the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code, other applicable law and this Agreement. The Borrower covenants and agrees to execute and deliver such financing statements and other instruments and filings or perform any and all acts as are necessary in the opinion of the Lender to perfect, maintain and protect the security interest hereby granted. The Borrower shall not dispose of the Collateral, or any part thereof, other than in the ordinary course of its business or as otherwise may be permitted by this Agreement.

         4.2      Certain Rights of the Lender. The Lender shall have the right,
                  ----------------------------
but not the obligation, (i) to pay any taxes or levies on the Collateral or any costs to repair or to preserve the Collateral; and (ii) to cure any defaults by Borrower on contracts by the Borrower intended to give rise to Accounts. Such payments and the costs of curing such defaults shall constitute Advances under the Revolving Note and shall be secured pursuant to this Agreement notwithstanding that such Advances may cause the unpaid principal balance of the Loan to exceed the Maximum Revolving Commitment Amount.

         4.3      Financing Statements. At the request of the Lender, Borrower
                  --------------------
will join with the Lender in executing financing statements, continuation statements and other documents with respect to the Collateral pursuant to the Uniform Commercial Code or otherwise, in form satisfactory to the Lender, and Borrower will pay the cost of filing the same in all public offices wherever the Lender deems filing to be necessary or desirable. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement; provided, however, that it shall not limit the obligations of Borrower as previously set forth herein. Borrower grants the Lender the right, at the Lender's option, to file any or all such financing statements, continuation statements and other documents pursuant to the Uniform Commercial Code and otherwise, without Borrower's signature, and irrevocably appoints the Lender as Borrower's attorney-in-fact to execute any such statements and documents in Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and to continue the security interests conferred by this Agreement.

         4.4      Records of Collateral; Information. Borrower at all times will
                  ----------------------------------
maintain accurate books and records covering the Collateral. Borrower immediately will mark all books and records with an entry showing the absolute assignment of and granting of a security interest in all Collateral to Lender, and hereby grants the Lender the right to audit the books and records of Borrower relating to Collateral at any time and from time to time. Borrower shall (i) promptly furnish the Lender with any information with respect to Collateral requested by Lender; (ii) allow the Lender or its representatives to inspect the Collateral, at any time and wherever located, and to inspect and copy, or furnish the Lender or its representatives with copies of all records relating to the Collateral; (iii) furnish the Lender or its representatives such information as the Lender may request to identify the Collateral, at the time and in the form requested by

Amended and Restated Loan Agreement Draft #4                                 12

Lender; and (iv) deliver upon request to Lender shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of the Collateral and payment for the Collateral.

         4.5      No Release. No injury to the Collateral, loss or destruction
                  ----------
of the Collateral, failure to perfect or to continue the perfection of Lender's security interest in the Collateral, or release of Lender's security interest in the Collateral, or any part of it, shall relieve Borrower of any obligation under this Agreement or under any of the other Loan Documents. Borrower expressly waives all defenses based on suretyship or impairment of collateral, and shall not be released or discharged of any obligation under the Loan Documents, in whole or in part, by Lender's failure to protect or preserve the Collateral. No Person, in deciding to enter into this Loan Agreement, has relied on the execution of this Loan Agreement or the granting of a security interest in Collateral by any other Person. Each Person comprised by the term Borrower waives notice of any change in financial condition of any Person liable for the Loans or any part thereof, and agrees that maturity of the Loans or any part thereof may be accelerated, extended or renewed one or more times by Lender in its discretion, without notice to the Person and without affecting Lender's security interest in the Collateral. Lender shall not be required to bring any action against any other Person or to resort to any other security or to any balance of any deposit account as a condition of enforcing its rights against any of the Collateral.

         4.8      Indemnification. In any suit, proceeding or action brought by
                  ---------------
or against the Lender relating to the Collateral, the Borrower will save, indemnify and keep the Lender harmless from and against all reasonable expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of any obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Lender. The foregoing obligation of the Borrower to indemnify the Lender shall survive the payment of the Loans and the termination of this Agreement but shall not extend to any suit, proceeding or action arising out of the Lender's gross negligence or willful misconduct.

         ARTICLE 5.  BORROWER'S REPRESENTATIONS AND WARRANTIES.
         -----------------------------------------------------

         To induce the Lender to enter into this Agreement and to extend the Revolving Loan to Borrower, Borrower makes the following representations and warranties to the Lender. These representations and warranties are continuing, and each request for an Advance shall be deemed to be an affirmation of these representations and warranties are true in all material respects as of the date of the submitted request for advance.

         5.1      Corporate Authority; Subsidiaries.
                  ---------------------------------

                           a.       Integral Systems, Inc. (i) is a corporation
duly organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, and (iii) has the full and unrestricted power and authority, corporate

Amended and Restated Loan Agreement Draft #4                                 13
and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform the Loan Documents, to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including without limitation, the creation of the lien and security interest in favor of the Lender in the Collateral, the Assignments and any other Collateral required by this Agreement), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect). Borrower has no subsidiaries other than those previously disclosed in writing to the Lender. The Borrower maintains its chief executive office at the following location:

                  Integral Systems, Inc.
                  5000 Philadelphia Way
                  Suite A
                  Lanham, Maryland 20706

The Borrower was duly organized and incorporated in the state of Delaware.

                           b.       SAT Corporation, Inc. (i) is a corporation
duly organized, validly existing, and in good standing under the laws of the State of California, (ii) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, and (iii) has the full and unrestricted power and authority, corporate and otherwise, to own, operate and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform the Loan Documents, to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including without limitation, the creation of the lien and security interest in favor of the Lender in the Collateral, the Assignments and any other Collateral required by this Agreement), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect). Borrower has no subsidiaries other than those previously disclosed in writing to the Lender. The Borrower maintains its chief executive office at the following location:

                  SAT Corporation, Inc.
                  1151 Sonora Court
                  Sunnyvale, California 94086

The Borrower was duly organized and incorporated in the state of California.

         5.2      Approvals. Borrower has provided Lender with a true and
                  ---------
accurate certificate of a Resolution of the Borrower's Board of Directors authorizing the loan transactions contemplated by this Agreement. No further approval, consent or other action by the stockholders of Borrower, by any governmental authority or by any other Person is or will be necessary to permit the valid execution, delivery or performance by Borrower of this Agreement or any of the other Loan Documents.

Amended and Restated Loan Agreement Draft #4                                  14

         5.3      Binding Effect, No Violations. Each of the Loan Documents,
                  -----------------------------
upon its execution and delivery, will constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. The execution, delivery and performance of the Loan Documents will not
(i) violate, conflict with or constitute a default (with due notice, lapse of time or both) under any law, regulation, order or any other requirement of any court, tribunal, arbitrator or governmental authority, any terms of the Articles or Certificate of Incorporation or Bylaws of Borrower, or any contract, agreement or other arrangement binding upon or affecting Borrower or any of its properties, or (ii) result in the creation, imposition or acceleration of any indebtedness or any Encumbrance of any nature upon, or with respect to, Borrower or any of its properties, except such Encumbrances in favor of Lender.

         5.4      Litigation. Except as previously disclosed to the Lender in
                  ----------
writing, there is no claim, litigation, proceeding or investigation pending, threatened or reasonably anticipated against or affecting Borrower, its properties or business, this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, before or by any court, tribunal, arbitrator or governmental authority, and there is no possibility of any judgment, liability or award which reasonably may be expected to result in any material adverse change in the business, operations, prospects, properties or assets or condition, financial or otherwise, of Borrower. Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule, award or regulation of any court, governmental instrumentality or agency, commission, board, bureau, arbitrator or arbitration panel.

         5.5      Title to and Condition of Assets. Except as previously
                  --------------------------------
disclosed to the Lender by Borrower in writing, the Borrower has good, valid and marketable title to all of its properties and assets (whether real or personal), and there exist no Encumbrances on any of Borrower's properties or assets, including without limitation, the Collateral. All personal property of Borrower which is necessary for Borrower's operations is in good operating condition and repair, and is suitable and adequate for the uses for which it is being used. Upon the execution and delivery of this Agreement, and upon the filing of financing statements or the Lender's taking possession of the Collateral, as the case may be, the Lender will have a good, valid and perfected first priority lien and security interest in the Collateral, subject to no Encumbrance in favor of any other Person.

         5.6      Loan Application. The statements made and the documents
                  ----------------
delivered by Borrower to the Lender in connection with its application for the Revolving Loan and in connection with this Agreement and the other Loan Documents are true, correct and complete, in all material respects, omit no material facts, are not misleading, and present fairly the condition (financial or otherwise) of Borrower.

         5.7      No Change. No change in the business, operations, properties
                  ---------
or condition (financial or otherwise) of Borrower or Guarantor, or any other event, has occurred since the date of the most recent financial statements submitted to the Lender by Borrower, which change might adversely affect the ability of Borrower to perform or comply with all terms, conditions and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated by this Agreement or the other Loan Documents.

Amended and Restated Loan Agreement Draft #4                                  15

         5.8      Taxes. Borrower has timely filed all tax returns and reports
                  -----
required by any governmental authority to be filed by Borrower, and such returns and reports are true and correct. Borrower has paid all taxes, assessments and other government charges imposed upon it or its income, profits or properties, or upon any part thereof, other than those presently payable without penalty or interest and Borrower has timely filed all claims for refunds to which Borrower is entitled. The amounts reserved as a liability for income and other taxes payable in the most recent financial statements of Borrower provided to the Lender are sufficient for the payment of all unpaid federal, state, county and local income, excise, property and other taxes, whether or not disputed, of Borrower accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto, and for which Borrower may be liable in its own right or as a transferee of the assets of, or as successor to, any other Person.

         5.9      No Event of Default. As of the date this representation and
                  -------------------
warranty is made (or remade), no Event of Default, and no event which with notice, lapse of time or other condition would constitute an Event of Default, has occurred and is continuing.

         5.10     Compliance with Laws, Governance Documents and Agreements.
                  ---------------------------------------------------------
Borrower has complied and is in full compliance in all material respects with all applicable laws, ordinances, rules, regulations, orders and other requirements of any governmental authority or arbitrator, and with all terms and conditions of its Governance Documents, and with each agreement binding upon or affecting Borrower or any of its properties. Borrower is not in default with respect to any Debt. Borrower will take all necessary actions to remain in full compliance with such laws, ordinances, rules, regulations, orders and any other requirements, the Governance Documents and all other agreements. Should Borrower be deemed by any governmental authority or deem itself to be in violation of any relevant law, ordinance, rule, regulation, orders or other requirement, Governance Document or agreement, Borrower shall notify the Lender promptly of such violation and take all necessary remedial actions. Without limiting the generality of the foregoing, Borrower represents to Lender that: (1) Borrower has previously disclosed to Lender all of Borrower's activities that involve the use, manufacturing, storage, disposal, emission, discharge, generation or transportation of Hazardous Wastes, Toxic Substances or other materials regulated by Environmental Laws; (2) Borrower has complied and is in full compliance with all Environmental Laws; (3) Borrower maintains in full force and effect all permits required by Environmental Laws; and (4) there exists no pending or threatened litigation, order, ruling, notice or investigation regarding the Borrower's use, manufacturing, storage, disposal, emission, discharge generation or transportation of Hazardous Wastes or Toxic Substances or regarding any violation or alleged violation of any Environmental Laws.

         5.11     Licenses and Contracts. All franchises, licenses, trademarks,
                  ----------------------
trade names, copyrights, patents, permits, certificates, consents, approvals, authorizations, agreements and contracts necessary to operate Borrower's business as it currently is being operated and to own or lease Borrower's property have been obtained, are in effect, have been complied with in all material respects by Borrower, are free from challenge, and to the best of Borrower's knowledge are fully assignable to the Lender for the purpose of securing the Revolving Loan. Borrower has no knowledge and has not received any notice to the effect that any product it manufactures or sells, or any service it renders, or any process, method, know-how, trade secret, part or material it

Amended and Restated Loan Agreement Draft #4                                  16
employs in the manufacture of any product it makes or sells or any service it renders, or the marketing or use by it or another of any such product or service, may infringe any trademark, trade name, copyright, patent, trade secret or legally protected right of any other Person.

         5.12     Intellectual Property. The Borrower owns all right, title and
                  ---------------------
interest in and to all Intellectual Property used in and material to the operation of its business or, for such Intellectual Property that is not owned, possesses adequate licenses or other legally enforceable rights to use the same. The Borrower has no reason to believe that any valid basis exists upon which a claim adversely affecting any such Intellectual Property may be asserted against the Borrower or any subsidiary. To the best knowledge of the Borrower, no Person is infringing upon the Intellectual Property used by the Borrower or any subsidiary material to the operation of their respective businesses. The Borrower has taken appropriate steps to protect the secrecy, confidentiality and value of its and all subsidiaries' rights in and to such Intellectual Property and to prevent others from using such Intellectual Property without consent.

         5.13     Disclosure. No representation or warranty of Borrower
                  ----------
contained in this Agreement or any of the Loan Documents and no written statement of fact furnished or to be furnished by Borrower to the Lender pursuant to this Agreement or any of the Loan Documents, when viewed together, contains or will contain any untrue statement of a fact material to the financial condition of Borrower, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, or furnished herewith or therewith, not misleading.

         5.14     Trade Name; Merger. During the five years immediately
                  ------------------
preceding the date of this Agreement, neither the Borrower nor any predecessor of the Borrower has used any corporate or fictitious name other than its current corporate name. Borrower utilizes no trade names in the conduct of its business, except as disclosed in writing to the Lender, and has not changed its name, or been the surviving entity in a merger or acquired any business.

         5.15     Payment of Employees and Subcontractors.  Borrower is not in
                  ---------------------------------------
default with regard to the payment of any employee or subcontractor.

         5.16     ERISA  Borrower is in compliance with Borrower's obligations
                  -----
under ERISA.  Without limiting the generality of the foregoing:

                           a.       During the five-year period prior to the
date on which this representation is made or deemed made; (i) no Termination Event has occurred, and, to the best of the Borrower's knowledge, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws;

Amended and Restated Loan Agreement Draft #4                                  17
and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                           b.       The actuarial present value of all
"benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

                           c.       Neither the Borrower nor any of its
subsidiaries nor any ERISA Affiliate has incurred, or, to the best of the Borrower's knowledge, are reasonably expected to incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of its subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent or terminated.

                           d.       No prohibited transaction (within the
meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower or any of its subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

         5.17     Supporting Documentation is Correct.  All documents,
                  -----------------------------------
financial statements and other matters delivered to the Lender pursuant to this Agreement are and will be true and correct in all material respects.

         5.18     Regarding the Representations and Warranties. The
                  --------------------------------------------
representations and warranties made in this Agreement and all of the other Loan Documents (i) do not and will not contain, at the time furnished, any untrue statement of a material fact; and (ii) do not and will not omit to state any material fact necessary in order to make the statements contained therein not misleading.

         5.19     Representations and Warranties Deemed Redated and Remade. The
                  --------------------------------------------------------
representations and warranties made in this Agreement and all of the other Loan Documents are made as of the date of this Agreement and shall be deemed remade and redated as of the date of each advance of proceeds under any the Loan.

         5.20     Government Contracts. To the best of Borrower's knowledge,
                  --------------------
Borrower is not currently in default as to the terms of any Government Contract, and no Government Contract has been canceled or terminated by the Government in the past ten years other than terminations for convenience. No Government Contract for which Payments have been assigned to the Lender as Collateral is dependent on appropriations, except as previously disclosed to the Lender in writing.

Amended and Restated Loan Agreement Draft #4                                  18

         5.21     No Debarment.  Borrower is not subject to any pending or
                  ------------
threatened debarment proceedings.

         ARTICLE 6.  BORROWER'S AFFIRMATIVE COVENANTS.
         ---------------------------------------------

         Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower covenants and agrees that it shall:

         6.1      Payment of Loan.  Punctually make the payments on the Loan
                  ---------------
at the times and places and in the manner specified in the Revolving Note.

         6.2      Corporate Existence.  Preserve, maintain and keep in full
                  -------------------
force and effect its corporate existence and good standing in the jurisdiction of its incorporation.

         6.3      Corporate Rights and Franchises; Qualification; Orderly
                  -------------------------------------------------------
Conduct of Business. Preserve, maintain and keep in full force and effect all
-------------------
franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements and contracts material to the operation of Borrower's business as it currently is being conducted, whether now existing or hereafter granted to or obtained by Borrower; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its activities and ownership of property; continue to engage in a business of the same general type as now conducted by it; and conduct such business in an orderly, efficient and regular manner consistent with the conduct of its business prior to the date of this Agreement.

         6.4      Taxes, Charges and Obligations. Pay and discharge all taxes,
                  ------------------------------
assessments and governmental charges or levies imposed upon it or upon its income, profits, properties or any part thereof, prior to the date on which penalties attach thereto, as well as all claims which, if unpaid, might become an Encumbrance upon any properties of Borrower, and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the indebtedness and other obligations of whatever nature of Borrower; however, Borrower shall not be required to pay any such tax, assessment, charge, levy, claim, indebtedness or obligation so long as (i) the validity thereof is being contested by Borrower in good faith and by proper proceedings, (ii) Borrower sets aside on its books adequate reserves therefor, and (iii) in the case where any such tax, assessment, charge, claim or levy might become an Encumbrance upon any item of the Collateral or any part thereof, Borrower makes arrangements acceptable to the Lender to secure the payment thereof.

         6.5      Maintenance of Property. Preserve and keep all property
                  -----------------------
necessary for its business, including without limitation, the Collateral, in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements thereof.

         6.6      Insurance. Maintain and keep in full force and effect, with
                  ---------
financially sound and reputable insurance companies reasonably acceptable to the Lender, insurance in such amounts

Amended and Restated Loan Agreement Draft #4                                  19
and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates (but in any event, casualty insurance covering the Borrower's tangible personal property and real estate for their full replacement value and comprehensive public liability insurance coverage with limits reasonably acceptable to Lender, for a policy period of no more than one (1) year), all such insurance policies to be in form and substance reasonably satisfactory to the Lender. If requested by the Lender, Borrower shall also procure, maintain and keep in full force and effect business interruption insurance in an amount, in form and issued by companies reasonably acceptable to the Lender in all respects. All liability insurance policies shall name the Lender as an additional insured, and all casualty insurance or business interruption insurance policies shall name Lender as the loss payee. All insurance policies shall prohibit cancellation (including cancellation for nonpayment of premium) or reduction of coverage except with thirty (30) days' prior written notice to and consent of the Lender. At least thirty (30) days prior to the expiration date of each and every insurance policy required by this Agreement, Borrower shall obtain and deliver to the Lender a renewal or substitution policy in form and substance satisfactory to the Lender.

         6.7      Contract Obligations. In the event that Borrower commits any
                  --------------------
material default in any material contract to which it is a party, Borrower shall notify the Lender promptly in writing. Borrower shall provide the Lender promptly with copies of any cure notices or stop work notices it may receive from the Government on any Government Contract and detail the proposed corrective action.

         6.8      Compliance with Laws. Comply with all applicable laws,
                  --------------------
regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority, non-compliance with which could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower. Without limiting the generality of the foregoing, Borrower shall: (1) comply strictly and in all respects with all Environmental Laws affecting the Borrower or its property; (2) promptly forward to the Lender copies of all orders, notices, permits, applications or other communications and reports finding or alleging that Borrower or its property does not comply with any of the Environmental Laws; (3) promptly provide a proposed response action, or plan with respect to any failure to comply with Environmental Laws; and (4) defend the Lender, indemnify the Lender, and hold the Lender harmless from and against any claims, demands, suits, actions, judgments, decrees, losses or damages, including attorneys' fees, arising out of the failure of Borrower of any of its properties to comply with any of the Environmental Laws.

         6.9      Books and Records. Keep and maintain at its chief executive
                  -----------------
offices adequate and proper records and books of account, in which complete entries are made in accordance with GAAP, consistently applied, and in accordance with all laws, regulations, orders and other requirements of any court, tribunal, arbitrator or governmental authority, reflecting all financial and other transactions of Borrower normally and customarily included in records and books of account of companies engaged in the same or similar businesses and activities as Borrower.

         6.10     Access to Borrower's Properties, Books and Records. Permit the
                  --------------------------------------------------
Lender and any agents or representatives thereof to visit and inspect the Borrower's properties to examine and make abstracts from any of Borrower's books and records at any and all reasonable times and as

Amended and Restated Loan Agreement Draft #4                                  20
often as the Lender or such agents or representatives may reasonably desire, and to discuss the business, operations, properties and condition (financial and otherwise) of Borrower with any of the officers, directors, agents or representatives (including without limitation, the independent certified public accountants) of Borrower. In addition to having the right to perform field audits of the Borrower's books and records, Lender shall have the right, but not the obligation, to contact the contracting officer under any Government Contract directly to determine Borrower's contract performance status on the Government Contract.

         6.11     Financial and Other Statements.  Furnish to the Lender:
                  ------------------------------

                           a.       Annual Financial Statements and Report.
                                    --------------------------------------
As soon as available, but in no event more than one hundred twenty (120) days after the close of each of the Borrower's fiscal years, audited financial statements for that year, stating the Borrower's financial condition. The financial statements shall be prepared by an independent certified public accountant acceptable to Lender, in accordance with GAAP consistently applied. The financial statements must be acceptable to Lender in form and substance, and shall contain such detail as Lender may require. The financial statements shall include a consolidated balance sheet as of the end of such fiscal year, a profit and loss statement, a cash flow statement and copies of Form 10-K or any other SEC filings. Borrower shall also furnish to Lender within one hundred twenty (120) days after the close of each of Borrower's fiscal years, an internally generated consolidating balance sheet and income statement consistent with Borrower's audited financial statements.

                           b.       Management Letters.  Promptly  upon
                                    ------------------
receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants;

                           c.       Quarterly Financial Statements.  As soon
                                    ------------------------------
as available, but in no event more than sixty (60) days after the close of each of the Borrower's fiscal quarters, consolidated interim financial statements for that quarter, stating the Borrower's financial condition. The financial statements shall be prepared in accordance with GAAP consistently applied. The financial statements must be acceptable to Lender in form and substance, and shall contain such detail as Lender may require. The financial statements shall include a consolidated balance sheet, including all of Borrower's subsidiaries and Guarantors, and a profit and loss statement as of the end of such fiscal quarter, a cash flow statement and copies of Form 10-Q or any other SEC filings.

                           d.       Accounts Receivable Reports.  Whenever
                                    ---------------------------
Advances are outstanding under the Revolving Loan, Borrower shall deliver to the Lender, as soon as available, but not later than twenty (20) days after the end of each quarter, an accounts receivable aging schedule showing accounts receivable in intervals of not more than thirty (30) days and containing such other information and supporting documents as the Lender may from time to time reasonably prescribe.

                           e.       Government Contract Audits.  Upon reasonable
                                    --------------------------
request by Lender, Borrower shall deliver all written results of any and all audits by the Defense Contract Audit Agency, or any other government agency, conducted before the award of a contract, before the

Amended and Restated Loan Agreement Draft #4                                  21
final payment on a contract, or at any other time, to Lender within ten (10) days of a request by Lender.

                           f.       Additional Reports and Information.  With
                                    ----------------------------------
reasonable promptness, such additional information, reports or statements as the Lender may from time to time request.

         6.12     Collateral. Maintain all tangible Collateral in good
                  ----------
condition; insure insurable Collateral for its full replacement cost under an insurance policy acceptable to Lender that names Lender as loss payee; execute, deliver and file, or cause the execution, delivery and filing of, any and all documents (including without limitation, financing statements and continuation statements), necessary or desirable for the Lender to create, perfect, preserve, validate or otherwise protect a first priority lien and security interest in the Collateral; maintain, or cause to be maintained, at all times, the Lender's first priority lien and security interest in the Collateral; immediately upon learning thereof, report to the Lender any reclamation, return or repossession of any goods forming a part of the Collateral, any claim or dispute asserted by any debtor or other obligor owing an obligation to Borrower, and any other matters affecting the value or enforceability or collectibility of any of the Collateral; defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Lender, and pay all costs and expenses (including attorneys' fees and expenses) incurred in connection with such defense; at Borrower's sole cost and expense (including attorneys' fees and expenses), settle any and all claims, demands and disputes, and indemnify and protect the Lender against any liability, loss or expenses arising from any such claims, demands or disputes or out of any such reclamation, return or repossession of goods forming a part of the Collateral; however, if the Lender shall so elect, the Lender shall have the right at all times to settle, compromise, adjust or litigate all claims and disputes directly with the Customer or other obligor owing an obligation to Borrower upon such terms and conditions as the Lender deems advisable, and all costs and expenses thereof (including attorneys' fees and expenses) shall be incurred for the account of Borrower and shall constitute a part of the obligations owed to the Lender and secured pursuant to this Agreement.

         6.13     Financial Covenants.  Maintain:
                  -------------------

                           a.       Net Worth.  A minimum Net Worth of
                                    ---------
$28,500,000.00, tested quarterly.

                           b.       Funded Debt to EBITDA.  A maximum ratio of
                                    ---------------------
Funded Debt to EBITDA, less current period capitalized software development costs, of 3.0 to 1.0.

                           c.       Fixed Charge Coverage Ratio.  A  minimum
                                    ---------------------------
Fixed Charge Coverage Ratio of 1.25 to 1.0, tested quarterly on a rolling four fiscal quarter basis.

         6.14     Notice of Litigation, Default and Loss. Give immediate notice
                  --------------------------------------
to the Lender upon the occurrence of any Event of Default or event which with notice or lapse of time or otherwise could be reasonably expected to constitute an Event of Default, and of any loss or damage to any of the Collateral. Borrower also shall give immediate notice to the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency

Amended and Restated Loan Agreement Draft #4                                  22

(domestic or foreign), commission, board, bureau, arbitrator or arbitration panel which, if adversely determined, could materially impair or affect the right of Borrower to carry on its business substantially as now conducted or could materially affect its respective business, operations, prospects, properties, assets (including the Collateral) or condition, financial or otherwise. Immediately upon becoming aware that the holder of any Debt or Encumbrance has given notice or taken any action with respect to a claimed breach, default or event of default, a written notice shall be given by Borrower to Lender specifying the notice given or action taken by such holder and the nature of the claimed breach, default or event of default by the Borrower thereunder, and the action being taken or proposed to be taken with respect thereto.

         6.15     Proxy Statements, Etc. Promptly after the sending or filing
                  ---------------------
thereof, provide copies of all proxy statements, financial statements and reports which the Borrower sends to its stockholders, and provide copies of all regular, periodic and special reports, and all registration statements which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

         6.16     ERISA. Give prompt notice to Lender of any of the following:
                  -----
(i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower, any of its subsidiaries or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its subsidiaries or ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a material adverse effect on the Borrower's financial condition; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by Borrower with respect thereto. Promptly upon request, the Borrower shall furnish to Lender such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to file with the Department of Labor or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA). Such notice shall be given in any event within five
(5) business days after the occurrence of any event that Borrower is required to report to Lender under this clause.

         6.17     Place of Business; Location of Records. Maintain its chief
                  --------------------------------------
executive office, and the office where its records are kept, at the address of Borrower previously set forth herein. The Borrower shall provide Lender with fourteen (14) days' advance written notice of any change in the location of its chief executive offices or the office where the Borrower's records are kept.

Amended and Restated Loan Agreement Draft #4                                  23

         6.18     Payments to Borrower. If Borrower has assigned Payments under
                  --------------------
any Government Contract to the Lender, remit to the Lender promptly any Payments erroneously sent directly to Borrower by the Government, and until so remitted, hold those Payments in trust for the Lender.

         ARTICLE 7.  BORROWER'S NEGATIVE COVENANTS.
         -----------------------------------------

         Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower covenants and agrees that it shall not, unless the Lender otherwise consents in advance in writing:

         7.1      Indebtedness and Contingent Obligations. Contract for any
                  ---------------------------------------
additional Debt; or agree to assume, guarantee, indorse or otherwise in any way be or become responsible or liable, directly or indirectly, for any contingent obligation, which in the aggregate exceeds Five Million and No/100 Dollars ($5,000,000.00), of any other Person. Borrower agrees to inform Lender immediately of any actual or potential contingent liabilities which in the aggregate exceed Five Million and No/100 Dollars ($5,000,000.00).

         7.2      Encumbrances. Create, incur, assume or suffer to exist any
                  ------------
Encumbrance upon any of its properties or assets (including without limitation, the Collateral), whether now owned or hereafter acquired.

         7.3      Fundamental Changes. Amend its Articles or Certificate of
                  -------------------
Incorporation by any amendment which would adversely affect Borrower's ability to perform or comply with any of the terms, conditions or agreements to be performed or complied with by Borrower hereunder or to perform any of the transactions contemplated hereby; change its name, ownership or management; convert its organizational form into another entity form or establish any new entity to perform the business or similar business of Borrower; reorganize, consolidate or merge with any other corporation; or expend more than Five Million and No/100 ($5,000,000.00) to purchase, lease or otherwise acquire all or substantially all of the assets of any other entity, including shares of stock of other corporations, except as otherwise noted herein and except that Borrower may own notes and other receivables acquired in the ordinary course of business.

         7.4      Transfer of Assets. Sell, lease, assign, pledge or otherwise
                  ------------------
dispose of any of its properties, stock or assets, whether now owned or hereafter acquired (including without limitation, the Collateral) having a value greater than Five Million and No/100 Dollars ($5,000,000.00), to any other person or entity.

         7.5      Loans. Make any loan or advance which, in combination with any
                  -----
other outstanding loan or advance, would exceed Five Million and No/100 ($5,000,000.00), except reasonable advances for business expenses of Borrower's employees that would be reimbursable under Borrower's existing expense reimbursement policy shall not be considered for purposes of determining the amount of outstanding loans or advances.

         7.6      Repurchase of Securities. Purchase, redeem or otherwise
                  ------------------------
acquire more than Five Million and No/100 ($5,000,000.00) of its own capital stock or purchase, acquire, redeem, retire

Amended and Restated Loan Agreement Draft #4                                  24
or make any payment of more than Five Million and No/100 ($5,000,000.00) on account of the principal of any indebtedness of Borrower, except at the stated maturity of such indebtedness, and except payments of indebtedness incurred under this Agreement.

         7.7      Use of Proceeds. Use, or allow the use of, the proceeds of the
                  ---------------
Revolving Loan for any purpose which would cause this Agreement to violate any Regulations of the Board of Governors of the Federal Reserve System; or for any purpose other than the purposes or purposes specified hereinabove.

         7.8      Other Agreements.  Enter into any  agreement or  undertaking
                  ----------------
containing any provision which would be violated or breached by Borrower's performance of its obligations under the Loan Documents.

         7.9      Transactions with Affiliate. Except as specifically permitted
                  ---------------------------
by the terms of this Agreement, enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

         ARTICLE 8.  COLLECTION, DEPOSIT AND ASSIGNMENT OF PAYMENTS.
         ----------------------------------------------------------

         8.1      Rights and Responsibilities in Collection of Accounts. The
                  -----------------------------------------------------
Lender shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instrument received in payment thereof or for any damage resulting therefrom. The Lender is authorized to accept the return of the goods represented by any of the Accounts, without notice to or consent by Borrower, or without discharging or in any manner affecting the Revolving Loan. Upon receipt of any returned or rejected goods, Borrower shall immediately issue and deliver a credit memo to the Lender with respect thereto or, at the Lender's election, Borrower may set aside such goods, mark them in the Lender's name and hold them in trust for the benefit of the Lender at Borrower's expense and, upon the Lender's request, shall pay the Lender the sales price thereof. If the Lender shall request Borrower to pay the sales price of such goods and Borrower fails to pay forthwith the sales price to the Lender, the Lender may take possession of such goods and sell or cause such goods to be sold at public or private sale, at such prices, to such purchasers, and upon such terms as the Lender deems advisable. Borrower shall remain liable to the Lender for any deficiency and shall pay the costs and expenses of such sale, including reasonable attorneys' fees. Borrower shall use its best efforts and shall take any and all steps necessary to collect any Accounts which are not directly assigned to the Lender, including without limitation, the filing and pursuit of legal action in furtherance of said collection efforts. Borrower acknowledges that any failure to comply with the requirements of this Section 8.2 shall cause irreparable harm to the Lender for which the Lender has no adequate remedy at law, and agrees that the Lender shall be entitled to injunctive or other equitable relief to compel Borrower's compliance with the provisions of this Section.

Amended and Restated Loan Agreement Draft #4                                  25

         ARTICLE 9.  EVENTS OF DEFAULT AND REMEDIES.
         ------------------------------------------

         9.1      Events of Default. The occurrence of any one or more of the
                  -----------------
following events shall constitute an Event of Default hereunder. References to Borrower refer to either entity comprising the Borrower and any Event of Default occurring as to any entity comprising the Borrower shall constitute an Event of Default as to any other entity comprising the Borrower.

                           a.       Borrower shall fail to pay, when due, any
sum payable under the Revolving Note; or

                           b.       Borrower shall fail to observe or perform
any other term, covenant or agreement contained in this Agreement (except any such failure resulting in the occurrence of a separate Event of Default described in this Section for which no notice of default or cure period applies) or in any other Loan Document to be observed or performed on its part; or

                           c.       Borrower shall fail to observe or perform
the financial covenants contained in Section  6.13 hereof; or

                           d.       any representation or warranty made by or
on behalf of Borrower herein or in any of the other Loan Documents which, in the Lender's judgment, shall prove to have been materially incorrect or misleading or breached in any respect on or as of any date as of which made; or

                           e.       a decree or order for relief of Borrower
shall be entered by a court of competent jurisdiction in any involuntary case involving Borrower under any bankruptcy, insolvency or similar law now or hereafter in effect, or a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property shall be appointed, or the winding up or liquidation of Borrower's affairs shall be ordered, or any action by any creditor (other than the Lender) of Borrower preparatory to or for the purpose of commencing any such involuntary case, appointment, winding up or liquidation shall be taken, and such proceeding shall not have been dismissed within thirty (30) days after the date it commenced; or

                           f.       Borrower shall commence a voluntary case
under any bankruptcy, insolvency or similar law now or hereafter in effect, or Borrower shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property, or Borrower shall make any general assignment for the benefit of creditors, or Borrower shall take any action preparatory to or otherwise in furtherance of any of the foregoing, or Borrower shall fail generally to pay its debts as such debts come due; or

                           g.       any default by Borrower occurs under the
terms of any of the other Loan Documents or under any obligation to Lender arising other than under the Loan Documents or any breach in Borrower's performance obligations occurs under any of the other Loan Documents; or

Amended and Restated Loan Agreement Draft #4                                  26

                           h.       any investigative proceeding, audit or
other action shall be initiated by or on behalf of any Customer, which is based upon a claim or contest with respect to any Government Contract or Government Account that, if adversely determined to the Borrower, would have a material adverse effect on the Borrower's financial condition, as determined by the Lender in its reasonable discretion; or

                           i.       any Government Contract is terminated
for default, provided that said Government Contract is material to the financial performance of Borrower, said determination of materiality to be in Lender's sole discretion; or

                           j.       any loss, theft, damage or destruction of
any material portion of the Collateral for which there is either no insurance coverage or for which, in the opinion of the Lender, there is insufficient insurance coverage; or

                           k.       any of the following events or conditions
shall occur: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any of its subsidiaries or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which, in the Lender's opinion, is likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which in the Lender's opinion, is likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower or any of its subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower or any of its subsidiaries or any ERISA Affiliate to any liability under Section 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any of its subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         9.2      Rights and Remedies of the Lender.  Upon the  occurrence  of
                  ---------------------------------
any Event of Default, the Lender may, at its option, exercise any one or more of the following rights and remedies:

                           a.       Declare this Agreement and the Lender's
obligation to make or extend any Advances on the Revolving Loan to be terminated, and declare the entire unpaid principal amounts of the Revolving Loan, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement and the other Loan Documents to be accelerated, and to be immediately due and payable (except that upon the occurrence of an Event of Default arising out of voluntary or involuntary bankruptcy proceedings in which the Borrower is the debtor, such acceleration shall occur automatically and immediately without any declaration or other action on the part of the Lender) whereupon the Revolving Loan, all such accrued interest, and

Amended and Restated Loan Agreement Draft #4                                  27
all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding;

                           b.       Take possession or control of, store, lease,
operate, manage, sell or otherwise dispose of all or any part of the Collateral in accordance with the remedies provided to secured parties under the Uniform Commercial Code, this Agreement, the Loan Documents or other applicable law. In taking possession of the Collateral, the Lender may enter the Borrower's premises and otherwise proceed without legal process, and the Borrower shall on the Lender's demand, promptly assemble and make the Collateral available to the Lender at a place designated by the Lender. The Lender shall be entitled to immediate possession of all books and records evidencing or pertaining to any of the Collateral;

                           c.       Notify any or all Customers to make any
Payments due to Borrower from such Customers directly to the Lender. To facilitate direct collection, Borrower hereby appoints the Lender and any officer or employee of the Lender, as the Lender may from time to time designate, as attorney-in-fact for Borrower to (i) receive, open and dispose of all mail addressed to Borrower and take therefrom any Payments on or proceeds of Accounts; (ii) take over Borrower's post office boxes or make such other arrangements, in which Borrower shall cooperate, to receive Borrower's mail, including notifying the post office authorities to change the address for delivery of mail addressed to Borrower to such address as the Lender shall designate; (iii) endorse the name of Borrower in favor of the Lender upon any and all checks, drafts, money orders, notes, acceptances or other evidences of payment or Collateral that may come into the Lender's possession; (iv) sign and endorse the name of Borrower on any invoice or bill of lading relating to any of the Accounts, on verifications of Accounts sent to any Customer, to drafts against any Customer, to assignments of Accounts, and to notices to any Customer; and (v) do all acts and things necessary to carry out this Agreement and the transactions contemplated hereby, including signing the name of Borrower on any instruments required by law in connection with the transactions contemplated hereby and on financing statements as permitted under the Uniform Commercial Code of any appropriate state. Borrower hereby ratifies and approves all acts of such attorneys-in-fact, and neither the Lender nor any other such attorney-in-fact shall be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law of any such attorney-in-fact unless such acts are due to willful misconduct. This power, being coupled with an interest and given to secure an obligation, is irrevocable so long as the Revolving Loan remains unsatisfied, or any Loan Document remains effective, as solely determined by the Lender;

                           d.       In the Lender's own name, or in the name of
Borrower, demand, collect, receive, sue for and give receipts and releases for, any and all amounts due on Accounts, but the Lender shall not, under any circumstances, be liable for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Accounts or any instrument received in payment thereof or for any damage resulting therefrom unless caused by Lender's willful misconduct;

Amended and Restated Loan Agreement Draft #4                                  28

                           e.       Endorse as the agent of Borrower any
chattel paper, documents or instruments forming all or any part of the Collateral;

                           f.       Make formal application for the transfer of
all of Borrower's permits, licenses, approvals, agreements and the like relating to the Collateral or to Borrower's business to the Lender or to any assignee of the Lender or to any purchaser of any of the Collateral;

                           g.       Obtain appointment of a receiver for all or
any of the Collateral, Borrower hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment. Any receiver so appointed shall have such powers as may be conferred by the appointing authority including any or all of the powers, rights and remedies which the Lender is authorized to exercise by the Loan Documents, and shall have the right to incur such obligations and to issue such certificates therefor as the appointing authority shall authorize;

                           h.       Take any other action which the Lender
deems necessary or desirable to protect and realize upon its security interest in the Collateral;

                           i.       Borrower acknowledges that any failure to
comply with its obligation regarding the Collateral, including (without limiting the generality of the foregoing) granting of Assignments and collection of the Accounts, shall cause irreparable harm to the Lender for which the Lender has no adequate remedy at law, and agrees that the Lender shall be entitled to specific performance, an injunction or other equitable relief to enforce the Borrower's obligations under this Agreement; and

                           j.       In addition to the foregoing, and not in
substitution therefor, exercise any one or more of the rights and remedies exercisable by the Lender under other provisions of this Agreement, under any of the other Loan Documents, or provided by applicable law (including, without limiting the generality of the foregoing, the Uniform Commercial Code).

         9.3      Application of Proceeds.  Any proceeds from the collection or
                  -----------------------
sale or other disposition of the Collateral shall be applied in the following order of priority:

                  First, to the payment of all expenses of collecting, storing,
                  -----
leasing, operating, managing, selling or disposing of the Collateral, and to the payment of all sums which the Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon such Collateral or any part thereof, and of all other payments which the Lender may be required or authorized to make under any provision of this Agreement or of any other Loan Document (including in each such case reasonable legal costs and attorneys' fees and expenses);

                  Second, to the payment of all obligations on the Revolving
                  ------
Loan under this Agreement, and under the other Loan Documents, and to the payment of any other obligations due to the Lender, in such order as the Lender may determine in its sole discretion; and

Amended and Restated Loan Agreement Draft #4                                  29

                  Third, to the payment of any surplus then remaining to
                  -----
Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction; provided that Borrower shall be liable for any deficiency if the proceeds of the Collateral are insufficient to satisfy all obligations due to the Lender.

         9.4      Collection/Enforcement Costs. Borrower shall pay all costs and
                  ----------------------------
expenses incurred by Lender in connection with the enforcement of its rights under this Agreement and the other Loan Documents, including without limitation, reasonable legal costs and attorneys' fees (whether or not suit is instituted) and arbitration fees and costs, and in connection with the collection of any sums from Borrower or any Guarantor.

         ARTICLE 10.  MISCELLANEOUS PROVISIONS.
         -------------------------------------

         10.1     Additional Actions and Documents. Borrower shall take or cause
                  --------------------------------
to be taken such further actions, shall execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and shall obtain such consents as may be necessary or as the Lender may reasonably request in order fully to effectuate the purposes, terms and conditions of this Agreement and the other Loan Documents, whether before, at or after the closing of transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder.

         10.2     Expenses. Borrower shall, whether or not the transactions
                  --------
contemplated hereby are consummated, (i) reimburse the Lender and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses arising in connection with the preparation, execution, delivery, administration or enforcement of, or the preservation or exercise of any rights (including the right to collect and dispose of the Collateral) under this Agreement or any of the other Loan Documents, including without limitation, the fees and expenses of an audit by employees or agents of the Lender, of counsel to the Lender and with respect to any arbitration fees and costs; and
(ii) pay, and hold the Lender and each subsequent holder of the Note harmless from and against, any and all present and future stamp taxes or similar document taxes or recording taxes and any and all charges with respect to or resulting from any delay in paying, or failure to pay, such taxes.

         10.3     Notices. All notices, demands, requests or other
                  -------
communications provided for herein or in the other Loan Documents shall be in writing and shall be deemed to be effective one (1) day after dispatch if sent by telegram, mailgram, Federal Express or any other commercially recognized overnight delivery service or two (2) days after dispatch if sent by registered or certified mail, return receipt requested and addressed as follows:

If to Borrower:

Integral Systems, Inc.
5000 Philadelphia Way
Lanham, Maryland 20706
Attn: Elaine M. Parfitt

Amended and Restated Loan Agreement Draft #4                                 30

SAT Corporation, Inc.
c/o Integral Systems, Inc.
5000 Philadelphia Way
Lanham, Maryland 20706
Attn: Elaine M. Parfitt

With copy to:

                  Jimmy Dvorak, Esquire
                  Venable, Baetjer, Howard & Civiletti, LLP
                  1201 New York Avenue, N.W., Suite 1000
                  Washington, D.C. 20005

If to Lender:

Bank of America, N.A.
Commercial Banking
1101 Wooten Parkway
Rockville, Maryland 20852
Attn: Michael D. Brannan, Senior Vice President

With copy to:

                  James R. Schroll, Esquire
                  Bean, Kinney & Korman, P.C.
                  2000 N. 14th Street, Suite 100
                  Arlington, Virginia 22201

Each party may designate by notice in writing a new address to which any notice, demand, request or communication thereafter may be so given, served or sent. Each notice, demand, request or communication which is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered: (i) to the United States Postal Service, in the case of a notice given by certified mail; (ii) to Federal Express or any other commercially recognized overnight delivery service, in accordance with the terms and procedures for such delivery

Any notices required under the Uniform Commercial Code with respect to the sale or other disposition of the Collateral shall be deemed reasonable if mailed by the Lender to the persons entitled thereto at their last known address at least five (5) days prior to disposition of the Collateral and, in the case of a private sale of Collateral, need state only that the Lender intends to negotiate such a sale.

         10.4     Severability. If fulfillment of any provision of the Loan
                  ------------
Documents or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or

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

provision contained in any Loan Document operates or would operate prospectively to invalidate any Loan Document, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of the Loan Documents shall remain operative and in full force and effect.

         10.5     Survival. It is the express intention and agreement of the
                  --------
parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all Advances and extensions of credit thereunder.

         10.6     Waivers. No waiver by the Lender of, or consent by the Lender
                  -------
to, a variation from the requirements of any provision of the Loan Documents shall be effective unless made in a written instrument duly executed on behalf of the Lender by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived.

         10.7     Rights Cumulative. The rights and remedies of the Lender
                  -----------------
described in any of the Loan Documents are cumulative and not exclusive of any other rights or remedies which the Lender or the then holder of the Revolving Note otherwise would have at law or in equity or otherwise. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances.

         10.8     Entire Agreement; Modification; Benefit. This Agreement, the
                  ---------------------------------------
exhibits hereto, and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns; however, Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender. In the event of any conflict between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

         10.9     Setoff. In addition to any rights or remedies of the Lender
                  ------
provided by law, upon the occurrence of any Event of Default hereunder, or any event or circumstance which, with the giving of notice or the passage of time or both, would constitute an Event of Default hereunder, the Lender is irrevocably authorized, at any time or times without prior notice to Borrower, to set off, appropriate and apply any and all deposits, credits, indebtedness or claims at any time held or owing by the Lender to or for the credit or the account of Borrower, in such amounts as the Lender may elect, against and on account of the obligations and liabilities of Borrower to the Lender hereunder or under any of the other Loan Documents, whether or not the Lender has made any demand for payment, and although such obligations and liabilities may be contingent or unmatured.

         10.10    Construction. This Agreement and the other Loan Documents, the
                  ------------
rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding the

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

choice of law rules thereof). Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

         10.11    Pronouns. All pronouns and any variations thereof shall be
                  --------
deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.

         10.12    Headings. Article, section and subsection headings contained
                  --------
in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         10.13    Payments. If any payment or performance of any of the
                  --------
obligations under this Agreement or any of the other Loan Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension.

         10.14    Accounting Terms. All accounting terms used herein which are
                  ----------------
not otherwise expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided herein, all financial computations made pursuant to this Agreement shall be made in accordance with GAAP, consistently applied, and all balance sheets and other financial statements shall be prepared in accordance with GAAP, consistently applied. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a balance sheet or other financial statement or the information depicted therein for performing a financial computation, such terms shall mean the most recent consolidated balance sheet or other financial statement received by the Lender pursuant to the terms hereof.

         10.15    Execution. To facilitate execution, this Agreement and any of
                  ---------
the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

         10.16    Consent to Jurisdiction. Subject to any provision of this
                  -----------------------
Agreement requiring that disputes be submitted to arbitration, the Borrower irrevocably consents to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Agreement or the other Loan Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or

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

proceeding brought in any such court, or any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower.

         10.17    Service of Process. The Borrower consents to process being
                  ------------------
served in any suit, action or proceeding by mailing a copy thereof by registered or certified mail postage prepaid, return receipt requested, to the Borrower's address specified in or designated in this Agreement. The Borrower agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower. Nothing in this Section shall affect the right of the Lender to serve process in any manner permitted by law, or limit any right that the Lender may have to bring proceedings against the Borrower in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         10.18    Sale of Loan Documents; Disclosure of Information. Borrower
                  -------------------------------------------------
hereby consents to and agrees that Lender may disclose to any Person any and all information connected with or related to the Revolving Loan or other Loan Documents for the purpose of selling or assigning any rights of Lender in the Loan Documents. The information which may be disclosed by Lender includes but is not limited to all Loan Documents, credit files and correspondence files and all other writings and oral communications which Lender wishes to disclose, in its sole and absolute discretion. Borrower also hereby consents to and agrees that Lender may sell or assign any rights of Lender in any or all of the Loan Documents pursuant to such terms and conditions as may be acceptable to Lender in its sole and absolute discretion, to any interested Person, and nothing in this Agreement or the other Loan Documents shall prevent, delay or otherwise impede or effect the right of Lender to immediately sell or assign any rights of Lender in the Loan Documents on such terms as it deems acceptable.

         10.19    ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE
                  -----------
PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT, OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

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

                  (i) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE
                      -------------
         COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  (ii) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION
                       ---------------------
         PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT, OR DOCUMENT; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         10.20    WAIVER OF JURY TRIAL.  THE PARTIES ACKNOWLEDGE THAT BY
                  --------------------
AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

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

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                            INTEGRAL SYSTEMS, INC.

[CORPORATE SEAL]
ATTEST: ___________________                 By:_______________________________
                                                  Elaine M. Parfitt
                                                  Chief Financial Officer

                                            SAT CORPORATION, INC.

[CORPORATE SEAL]
ATTEST: ___________________                 By:_______________________________
                                                  Elaine M. Parfitt
                                                  Vice President and Chief
                                                  Financial Officer

Amended and Restated Loan Agreement Draft #4                                 36

                                            BANK OF AMERICA, N.A.

                                            By:_______________________________
                                                  Michael D. Brannan
                                                  Senior Vice President

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